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                                                                    Exhibit 10.1

                                    AGREEMENT

         Agreement dated effective as of April 8, 2003 by and between Flexxtech Corporation a Nevada corporation (the "Company") and W3M, Inc. (d/b/a Paradigm Cabling Systems, Inc.) a California corporation (the "Paradigm").

         RECITALS

                  1. In order to acquire eighty percent (80%) of the outstanding common stock of Paradigm, the Company entered into a certain Acquisition Agreement dated October 1, 2002 ("Purchase Agreement"). Pursuant to the terms of the acquisition, 80% of the outstanding capital stock of Paradigm was transferred to the Company on said date. In exchange, the Company agreed as soon as practical to issue shares of a new Series A Convertible Preferred Stock of Flexxtech Corporation to the exchanging shareholders of Paradigm as follows:

      Name                    No. Of Shares of Series A Convertible Preferred
      ----                    -----------------------------------------------
Michael Cummings                               71.25 shares
Ashford Capital                                71.25 shares

Total                                         142.50 shares

The transaction contemplated by the Purchase Agreement is hereinafter sometimes referred to as the "Transaction." The Company and Paradigm desire to void the Transaction ab initio (that is, at its inception), with the effect that Paradigm is the owner of its Assets and Liabilities and the shares of the Company's Preferred Stock issuable in the Transaction are restored to the status of authorized but unissued shares of the Company.

                  2. The Company and Paradigm desire to exchange mutual general releases in order to restore the parties to their respective positions immediately prior to the execution and delivery of the Purchase Agreement.

                  3. In connection with the transaction contemplated by this Agreement, the Company and Paradigm shall each bear responsibility for their respective costs associated with this Agreement at closing.

                  NOW THEREFORE, IT IS AGREED AS FOLLOWS:

AGREEMENT

                  1.1 VOIDING OF TRANSACTION. The Company and Paradigm agree that the Transaction is void ab initio (that is, at its inception), with the effect that Paradigm remains the owner of all of its Assets and the shares of the Company's Preferred Stock are restored to the status of authorized but unissued shares. The Purchase Agreement and all related documents and all documents delivered in connection therewith are hereby terminated ab initio and are of no force or effect whatsoever.

                  1.2 LIABILITIES ASSUMED. In order to restore the parties to their respective positions immediately prior to the execution of the Purchase Agreement, Paradigm hereby assumes all its original liabilities and those incurred from the execution of the Purchase Agreement until the Closing (defined below), and Paradigm shall indemnify and hold the Company harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) arising out of any such assumed liabilities and the activities of the Company during such period. The Company hereby assumes all its original liabilities and those incurred from the execution of the Purchase Agreement until the Closing and shall indemnify and hold Paradigm harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorney's fees), arising out of the Company's activities following the Closing.

                  1.3      PAYMENTS AT CLOSING. None.

                  1.4 DEBENTURES ISSUED TO ASHFORD CAPITAL LLC AND EFUND CAPITAL/BARRETT EVANS (OR ITS DESIGNEE). In connection with funds invested as working capital into Paradigm during the period from October 1, 2002 until April 1, 2003, the Company shall issue to Ashford Capital LLC and eFund Capital/Barrett Evans (or its designee), 5 year convertible debentures in the amount of sixty five thousand dollars ($65,000) and seventy five thousand dollars

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($75,000) respectively, which shall be included in this Agreement as an attachment [EXHIBIT A].

                  1.5 CLOSING. The transaction contemplated by this Agreement shall be closed on or about April 8, 2003 or at such other time as the parties may agree in writing (the "Closing" or the "Closing Date").

                  1.6 MUTUAL GENERAL RELEASE The Company hereby fully, forever, irrevocably and unconditionally release, remise and discharge Paradigm and its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys fees and costs), of every kind and nature which any of them ever had or now have against Paradigm or its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees (including, but not limited to, all claims arising out of the Transaction and the voiding thereof).

         Paradigm hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, and its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys fees and costs), of every kind and nature which it ever had or now has against Baer, the Company or any of its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees (including, but not limited to, all claims arising out of the Transaction and the voiding thereof).

                  1.7 RESIGNATION OF OFFICERS AND DIRECTORS. Michael Cummings shall offer his immediate resignation as an officer and director of the Company, effective upon execution of this Agreement.

                  1.8 EXPENSES OF THIS TRANSACTION. Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

                  1.9 CORPORATE APPROVALS. The transactions contemplated by this Agreement are subject to final approval of the respective Boards of Directors of the Company and Paradigm.

                  1.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior agreements, understandings, and arrangements, whether oral or written.

                  1.11 AMENDMENT. This agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

                  1.12 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

                  If to Paradigm, to:            ATT/Michael Cummings, President
                                                 Paradigm Systems, Inc.

or to such other person or address as Paradigm furnishes to the Company pursuant to the above.

                  If to the Company, to:         ATT/Greg Mardock, President
                                                 Flexxtech Corporation, Inc.
                                                 18 Technology Dr., Suite 140A,
                                                 Irvine, CA

or to such person or address as the Company furnishes to Paradigm pursuant to the above.

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                  1.13     FURTHER ACTION, COUNTERPARTS, SAVINGS CLAUSE. The
parties hereto shall execute and deliver all documents, provide all information, and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement which is to restore the parties to substantially the position each occupied immediately prior to the execution of the Purchase Agreement. This Agreement may be executed in several counterparts and transmitted by facsimile and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                  [Remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year set forth above.

                                     FLEXXTECH CORPORATION, A NEVADA CORPORATION

                                     ___________________________________________
                                     By: Greg Mardock, President

                                     W3M, INC d/b/a PARADIGM SYSTEMS, INC.,
                                     A CALIFORNIA CORPORATION

                                     ___________________________________________
                                     By: Michael Cummings, President

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